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                                                                    EXHIBIT 4.06

                 Registration Rights Granted In Connection With
                   the Acquisition of Minerva Medical Limited

Registration Rights Applicable to Melvyn Percy, Christopher Packard, Andrew Percy and the Pension Trustees:

6.4 If, at any time after completion of the transactions contemplated hereby, the Purchaser shall file a registration statement with the Securities and Exchange Commission which in form is suitable for inclusion of shares owned by the Private Placement Participants, then the Purchaser shall notify each Private Placement Participant. Each Private Placement Participant may include up to 30% of his or her Consideration Shares or Quintiles Shares in such registration statement by completing and signing the Purchaser's notification form and returning it within ten days of the date of the notice. If the Purchaser has not filed such a registration statement by 15 July 1999 and afforded the Private Placement Participants the opportunity to have shares included thereon, then the Purchaser shall by such date use its best efforts to file a registration statement on Form S-3 with respect to 30% of the shares received by each Private Placement Participant and thereafter use its reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable thereafter. All expenses in connection with any registration pursuant to this clause shall be borne by the Purchaser, except that all selling discounts and commissions, if any, and stock transfer taxes, if any, and all fees and disbursements of counsel, if any, for the Private Placement Participants shall be borne by the Private Placement Participants. The Purchaser may delay or suspend any such registration statement by notice to the Private Placement Participants of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction), or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the registration statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser practically unable to comply with the published rules and regulations of the Securities and Exchange Commission as in effect at any relevant time; provided, however, that the Purchaser shall not issue such a suspension notice for any period during which the Purchaser's executive officers are not similarly restrained from disposing of shares in the Purchaser's common stock. Upon receipt of any suspension notice, the Private Placement Participants will discontinue disposition of any shares pursuant to the registration statement until the suspension is lifted. The registration rights contained herein are not transferable.

Registration Rights Applicable to Brendan Buckley and Michael Murphy:

6.11 If, at any time after completion of the transactions contemplated hereby, Quintiles shall file a registration statement with the Securities and Exchange Commission which in form is suitable for inclusion of shares owned by the Private Placement Participants, then Quintiles shall notify each Private Placement Participant. Each Private Placement Participant may include up to 30% of his Consideration Shares in such registration statement by completing and signing


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Quintiles' notification form and returning it within ten days of the date of the notice. If Quintiles has not filed such a registration statement by 15 July 1999 and afforded the Private Placement Participants the opportunity to have shares included thereon, then Quintiles shall by such date use best efforts to file a registration statement on Form S-3 with respect to 30% of the shares received by each Private Placement Participant and thereafter use its reasonable efforts to cause the registration statement to be declared effective by the Securities and Exchange Commission as soon as practicable thereafter. All expenses in connection with any registration pursuant to this clause shall be borne by Quintiles, except that all selling discounts and commissions, if any, and stock transfer taxes, if any, and all fees and disbursements of counsel, if any, for the Private Placement Participants shall be borne by the Private Placement Participants. Quintiles may delay or suspend any such registration statement by notice to the Private Placement Participants of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction), or the occurrence of any event which in the opinion of Quintiles might require additional disclosure of material, non-public information by Quintiles in the registration statement as to which Quintiles believes it has a bona fide business purpose for preserving confidentiality or which renders Quintiles practically unable to comply with the published rules and regulations of the Securities and Exchange Commission as in effect at any relevant time; provided, however, that Quintiles shall not issue such a suspension notice for any period during which Quintiles' executive officers are not similarly restrained from disposing of shares in Quintiles' common stock. Upon receipt of any suspension notice, the Private Placement Participants will discontinue disposition of any shares pursuant to the registration statement until the suspension is lifted. The registration rights contained herein are not transferable.